The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.

The information contained herein will be superseded by the description of the mortgage loans contained in the prospectus supplement. Such information supersedes the information in all prior collateral term sheets, if any.

HVMLT 2005-11 Group 2

Originator	Count	UPB	% by Balance
ALLIANCE BANCORP	65	33,166,695.51	7.09
COMMERCIAL CAPITAL	54	66,429,644.00	14.20
COMMUNITY LENDERS	51	25,335,436.45	5.42
ELOAN	6	2,577,000.00	0.55
GATEWAY	22	6,697,315.56	1.43
HOME LOAN CENTER	66	23,972,364.29	5.12
HOMEFIELD	16	7,350,600.00	1.57
LOANCENTER	6	3,128,750.00	0.67
LOANLINK	21	12,398,570.32	2.65
METROCITIES	41	26,724,645.82	5.71
PAUL FINANCIAL	110	67,127,735.04	14.35
PLAZA	131	69,169,530.05	14.79
PMC	36	16,450,647.20	3.52
SECURED BANKERS	120	60,505,308.63	12.93
SIERRA PACIFIC	97	46,778,120.04	10.00
	842	467,812,362.91